                                                                    EXHIBIT 10.4

                                COTT CORPORATION

                         SHARE APPRECIATION RIGHTS PLAN

                                    ARTICLE I
                        PURPOSE AND ESTABLISHMENT OF PLAN

1.1               PURPOSE.

                  The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries by providing incentive compensation, based on the appreciation in value of the Common Shares, to key employees and directors of the Company and its Subsidiaries, thereby providing additional incentive for their efforts in promoting the continued growth and success of the business of the Company, as well as rewarding exceptional performance and aiding the Company and its Subsidiaries in attracting and retaining personnel.

1.2               EFFECTIVE DATE.

                  The Plan shall become effective upon its approval by a majority of the Company's shareholders at the Company's next annual meeting held after the approval of the Plan by the Board.

                                   ARTICLE II
                                   DEFINITIONS

2.1               INTERPRETATION.

                  In this Plan, the following terms shall have the following meanings:

         (a)      "BOARD" means the Board of Directors of the Company;

         (b) "CAUSE" means any action by a Participant or inaction by a Participant that constitutes: (i) a breach of a written employment agreement by that Participant; or (ii) misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any of its Subsidiaries or their respective business interests or reputation;

         (c) "COMMITTEE" means the Human Resources and Compensation Committee of the Board;

         (d) "COMMON SHARES" means the common shares in the capital of the Company;

         (e) "COMPANY" means Cott Corporation, a corporation amalgamated under the laws of Canada;

         (f) "EMPLOYER" means, in respect of a Participant, the Company or Subsidiary of the Company of which such Participant is an employee or director;

         (g) "FAIR MARKET VALUE" means, with respect to a Common Share on any determination date, the closing price of the Common Shares on the New York Stock Exchange on the last trading day on which Common Shares traded prior to such date; provided that if no Common Shares are traded in the five trading days prior to the determination date, the Committee shall determine Fair Market Value on a reasonable basis using a method that complies with section 409A of the United States Internal Revenue Code of 1986, as amended, and guidance issued thereunder;

         (h) "FISCAL YEAR" means the 12-month period beginning the first Sunday following the immediately preceding Saturday closest to December 31st and ending on the Fiscal Year End;

         (i) "FISCAL YEAR END" means, with respect to each Fiscal Year, the Saturday closest to December 31 of such Fiscal Year;

         (j) "GRANT CONFIRMATION" means the written confirmation provided to the Participant by the Company substantially in the form of
                  Schedule 2;

         (k) "GRANT DATE" means, with respect to a particular grant, the date of the Grant Confirmation;

         (l) "NORMAL RETIREMENT" means retirement from office or employment with the applicable Employer (at the election of the Participant and as agreed to by his or her Employer);

         (m) "PARTICIPANT" means a full-time, part-time or contract employee or director of an Employer who has been granted Share Appreciation Rights hereunder;

         (n) "PERMANENT DISABILITY" means the complete and permanent incapacity of a Participant, as determined by a licensed medical practitioner approved by the Committee, due to a medically determinable physical or mental impairment which prevents such Participant from performing substantially all of the essential duties of his or her office or employment;

         (o) "PLAN" means the Cott Corporation Share Appreciation Rights Plan, as amended from time to time;

         (p) "SAR FUND" means the trust fund or funds established under the SAR Trust Agreement, which for purposes of the Plan constitutes an "employee benefit plan" for purposes of the Tax Act;

         (q) "SAR TRUST AGREEMENT" means the agreement or agreements by and among the Company, the Trustee, and the Agent (as defined therein) to carry out the purposes of the Plan in respect of Common Shares purchased on account of vested Share Appreciation Rights, if any, and any income attributable thereto in accordance with the terms of the Plan;


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                                      -3-


         (r) "SHARE APPRECIATION RIGHTS" means share appreciation rights granted pursuant to Article IV of the Plan;

         (s) "SUBSIDIARY" has the meaning assigned thereto in the Securities Act (Ontario), as amended, and "SUBSIDIARIES" shall have a corresponding meaning;

         (t) "TAX ACT" means the Income Tax Act (Canada) and all regulations thereunder, as amended or restated from time to time. Any reference in the Agreement to a provision of the Tax Act includes any successor provision thereto;

         (u) "TERMINATED PARTICIPANT" means a Participant who has incurred a Termination Date and shall include, where context requires, the personal representative(s) of a Participant;

         (v) "TERMINATION DATE" means the Participant's last day of active service with his or her Employer (determined without regard to any notice of termination owing pursuant to statute, regulation, agreement or common law);

         (w) "TRUSTEE" means MRS Trust or its successor trustee under the SAR Trust Agreement; and

         (x) "VESTING DATE" means, with respect to any Share Appreciation Rights, the earlier of (i) the third anniversary of the Grant Date of such Share Appreciation Rights, and (ii) December 1 of the third calendar year following the end of the first Fiscal Year with respect to which the services to which the Share Appreciation Rights relate were provided; provided, that, if the vesting of any Share Appreciation Rights is accelerated as provided in Sections 5.2 or 5.3, the "VESTING DATE" shall mean the date on which such accelerated vesting is deemed to have occurred.

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

3.1               ADMINISTRATION OF THE PLAN.

                  The Plan shall be administered by the Committee. The Committee shall have the power and authority to:

         (a)      adopt rules and regulations for implementing the Plan;

         (b) other than with respect to the Chief Executive Officer of the Company and members of the Committee, determine the eligibility of persons to participate in the Plan, when Share Appreciation Rights shall be granted to eligible persons and the number of Share Appreciation Rights granted to each Participant;

         (c) interpret and construe the provisions of the Plan, and any such interpretation and construction of the Plan by the Committee shall be final in all respects and, in particular, shall not be subject to any appeals whatsoever;

         (d) subject to statutory and regulatory requirements, make exceptions to the Plan in circumstances which it determines to be exceptional;

         (e) delegate such administrative duties and powers as it may see fit with respect to this Plan (excluding, for greater certainty, the power to grant Share Appreciation Rights) to any officers of the Company or its Subsidiaries (and any such duties performed or powers exercised by any such officers shall be deemed to have been performed or exercised, as the case may be, by the Committee), such delegation to be evidenced by a written resolution adopted by the Committee; and

         (f) take such other steps as they determine to be necessary or desirable to give effect to the Plan.

Any decision, approval or determination made by a person or group of persons delegated the ability to make such decision, approval or determination pursuant to (e) above shall be deemed to be a decision, approval or determination, as the case may be, of the Committee; provided, that two officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Corporate Resources, or the Secretary, are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan.

                                   ARTICLE IV
                                OPERATION OF PLAN

4.1               ELIGIBILITY AND PARTICIPATION.

         (a) All full-time, part-time and contract employees and directors of the Company and its Subsidiaries are eligible for consideration to participate in the Plan. Such full-time, part-time or contract employees and directors of the Company and its Subsidiaries as are designated from time to time by the Committee, in its discretion, upon the recommendation of management of the Company or the applicable Employer, shall be entitled to participate in the Plan. Except with respect to the Chief Executive Officer of the Company and members of the Committee, the Committee shall determine, in its discretion, the amounts, terms and conditions of the Share Appreciation Rights granted hereunder (subject to the limit on the maximum number of Share Appreciation Rights that may be granted set forth in Section 4.1(b) below). Any grant of Share Appreciation Rights to the Chief Executive Officer of the Company and the amounts, terms and conditions of such Share Appreciation Rights (subject to the limit on the maximum number of Share Appreciation Rights that may be granted set forth below), shall require the prior approval of the independent (as understood within the rules of the New York Stock Exchange and applicable Canadian securities laws) members of the Board, upon the recommendation of the Committee. Any grant of Share Appreciation Rights to members of the Committee and the amounts, terms and conditions of such Share Appreciation Rights (subject to the limit on the maximum number of Share Appreciation Rights that may be granted set forth below), shall by approved by a majority of the members of the Board who are not members of the Committee.

         (b) The maximum number of Share Appreciation Rights that may be granted to an individual Participant in a Fiscal Year shall not exceed 50% of the aggregate number of Share Appreciation Rights granted to all Participants under this Plan in such Fiscal Year.

         (c) Subject to the foregoing, Share Appreciation Rights may be granted by the Committee at any time and from time to time to new Participants, or to already-participating Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine in its discretion. All Share Appreciation Rights granted hereunder shall be evidenced by an agreement between the Company and the Participant substantially in the form of
                  Schedule 1 and a Grant Confirmation delivered by the Committee to the Participant.

         (d) Except as required by this Plan, Share Appreciation Rights and the agreements and Grant Confirmations evidencing same need not contain similar provisions. The Committee's determinations under the Plan (including determinations of which employees and directors are to receive Share Appreciation Rights, the form, amount and timing of such Share Appreciation Rights, the terms and provisions of such Share Appreciation Rights and the agreements and Grant Confirmations evidencing same) need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive Share Appreciation Rights under the Plan.

                                    ARTICLE V
                                     VESTING

5.1               VESTING GENERALLY.

                  A Participant's Share Appreciation Rights shall vest on the Vesting Date applicable to such Share Appreciation Rights; provided, that except as provided in Section 5.2, no Share Appreciation Rights shall vest unless the Participant is in the employ of or is a director of his or her Employer as of the applicable Vesting Date and has been continuously employed and/or served as a director since the Grant Date of such Share Appreciation Rights. Any Share Appreciation Rights that do not vest in accordance with the provisions of this Plan shall be forfeited and all contingent rights of a Participant thereunder shall cease.

5.2               TERMINATION OF EMPLOYMENT.

         (a) In the event a Participant's employment with or service as a director of his or her Employer is terminated for Cause (as determined by the Committee in its discretion) or by the Participant voluntarily (other than upon Normal Retirement), all of the Participant's unvested Share Appreciation Rights will be forfeited immediately.

         (b) In the event a Participant's employment or service as a director is terminated by the Employer without Cause, all of the Participant's unvested Share Appreciation Rights will be forfeited immediately, unless otherwise determined by the

                  Committee, in its discretion, and if so determined all or such portion of the Participant's unvested Share Appreciation Rights as is determined by the Committee shall vest on the date specified by the Committee.

         (c) In the event of a Participant's death while in the employ of or serving as a director of his or her Employer, such Participant's unvested Share Appreciation Rights shall immediately vest in full as of the Participant's date of death.

         (d) In the event a Participant's employment with or service as a director of his or her Employer is terminated due to Permanent Disability or Normal Retirement, such Participant's unvested Share Appreciation Rights shall vest on the date that would have been such Participant's Vesting Date had the Participant remained employed with, or in the service of, the Employer.

5.3               AMALGAMATION, LIQUIDATION OR CHANGE OF CONTROL.

                  If there is:

         (a) a consolidation, merger or amalgamation of the Company with or into any other corporation whereby the voting shareholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

         (b) a sale by the Company of all or substantially all of the Company's undertakings and assets; or

         (c) a proposal by or with respect to the Company being made in connection with a liquidation, dissolution or winding-up of the Company,

then all unvested Share Appreciation Rights shall, notwithstanding anything to the contrary contained in the terms relating to such grant of Share Appreciation Rights, vest in full upon the occurrence of any such event and be payable in accordance with Section Article VI.

                                   ARTICLE VI
                      PAYMENT OF SHARE APPRECIATION RIGHTS

6.1               PAYMENT IN RESPECT OF SHARE APPRECIATION RIGHTS.

         (a) Any payment with respect to vested Share Appreciation Rights, net of any applicable statutory withholdings other than with respect to UK Participants, for whom any payments shall be subject to Section 8.7(b), shall be in the form of that number of Common Shares having an aggregate value (determined by reference to the Fair Market Value of the Common Shares on the Vesting Date applicable to such Share Appreciation Rights) equal to the product of: (i) the amount, if any, by which the Fair Market Value of one Common Share on the Vesting Date of such Share Appreciation Rights exceeds the Fair Market Value of one Common Share on the related Grant Date; multiplied by
                  (ii) the number of Share Appreciation Rights vesting on such Vesting Date.

         (b) The Company shall cause the Employer of each Participant whose Share Appreciation Rights have vested hereunder to contribute to the Trustee an amount sufficient to permit the Trustee to purchase, prior to the time specified in Section 6.1(c) below, the number of Common Shares required with respect to such vested Share Appreciation Rights. The Trustee shall use such funds to purchase such Common Shares on the New York Stock Exchange at the prevailing market price for Common Shares as of the time and date of such purchase.

         (c) Common Shares purchased by the Trustee under this Plan shall be registered in the name of the Trustee for the benefit of the respective Participant as beneficial owner, or, in the event of death, a designated beneficiary, and transferred to the Participant's account under the SAR Fund within 30 days following the applicable Vesting Date, net of any applicable statutory withholdings.

         (d) The Trustee, in its capacity as trustee of the SAR Fund, shall make provision for the reporting and withholding of any Canadian, U.S., UK or Mexican federal, provincial, state or local taxes that may be required to be withheld prior to such transfer and shall complete applicable tax withholding and reporting and remit the amounts withheld to the relevant Employer to pay to the appropriate taxing authorities. Until distributed to the Participant, the Trustee, in it capacity as trustee of the SAR Fund, shall hold all such Common Shares in accordance with the terms of the SAR Trust Agreement.

         (e) Notwithstanding the foregoing, in no event shall the number of Common Shares distributed under the Plan with respect to a Fiscal Year exceed 1.0% of the total number of Common Shares outstanding as of the first day of such Fiscal Year.

6.2               WITHDRAWAL OF VESTED INTEREST.

                  A Participant may, at any time and from time to time, by a written notice to the Company in the form approved by the Committee, request subject to Section 6.4, the delivery to him or her of the share certificates representing all or a portion of the Common Shares held in the Participant's account under the SAR Fund, net of any applicable statutory withholdings. The designated Common Shares shall be delivered by the Trustee within 30 days following the delivery of the written notice.

6.3               PAYOUT OF VESTED INTEREST AT TERMINATION.

                  A Terminated Participant must deliver written direction, in the manner prescribed by the Committee, to the Committee within ninety (90) days following his or her Termination Date to request delivery to him or her of share certificates evidencing all Common Shares to which he or she is entitled hereunder. If a Terminated Participant fails to deliver such written direction to the Committee within said ninety (90)-day period, the Committee, subject to
Section 6.4, shall instruct the Trustee to deliver to the Terminated Participant the share certificates evidencing all of the Common Shares credited to the Terminated Participant's account as of the Termination Date.

6.4               RESTRICTIONS ON VESTED SHARES.

                  Except as set forth in the Company's policies respecting the trading of the Common Shares by Employees or as restricted by applicable law, Common Shares that have been distributed to a Participant hereunder are not subject to any restrictions concerning their sale or use.

6.5               NO PARTIAL SHARES.

                  Only certificates representing whole Common Shares shall be transferred to a Participant's account under Section 6.1(c) or delivered under Sections 6.2 and 6.3. If a Participant is entitled to a fraction of a Common Share under Section 6.1, such entitlement shall be satisfied by payment to the Participant within 30 days following the applicable Vesting Date of the cash equivalent of such fraction, determined by reference to the Fair Market Value of such Common Share on the Vesting Date and on the date of grant in accordance with Section 6.1(a).

                                   ARTICLE VII
                           DIVIDENDS AND OTHER RIGHTS

7.1               CASH EARNINGS.

                  Cash dividends or earnings, if any, received by the Trustee in respect of Common Shares held in the SAR Fund shall be held by the Trustee for the benefit of the Participant for whom such Common Shares are beneficially held. Until distributed to the Participant, the Trustee shall hold such cash amounts in accordance with the terms of the SAR Trust Agreement.

7.2               STOCK DIVIDENDS.

                  Stock dividends, if any, received by the Trustee in respect of Common Shares held in the SAR Fund shall be held by the Trustee for the benefit of the Participant for whom such Common Shares are beneficially held. Until distributed to the Participant, the Trustee shall hold such stock dividends in accordance with the terms of the SAR Trust Agreement.

7.3               VOTING RIGHTS.

                  Each Participant shall be entitled to receive notice of and attend all meetings of the holders of Common Shares and the Trustee shall vote the rights associated with any Common Shares as directed by the Participant for whom such Common Shares are held in his or her account under the SAR Fund.

7.4               NOTIFICATION OF RIGHTS.

                  The Trustee shall promptly transmit to each Participant all notices of conversion, redemption, tender, exchange, subscription or other rights or powers that the Trustee receives from the Company relating to the Common Shares held in the Participant's account under the SAR Fund. The Participants shall have no ability to exercise any rights associated with unvested Share Appreciation Rights.

                                  ARTICLE VIII
                                     GENERAL

8.1               DILUTION OR OTHER ADJUSTMENTS.

                  In the event of a change in capitalization affecting the Common Shares, such as payment of a stock dividend, a subdivision, consolidation or reclassification of the Common Shares or other relevant changes in the capital stock of the Company, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made by the Company with respect to the number of Common Shares to be paid to a Participant in respect of his or her vested Share Appreciation Rights.

8.2               NON-TRANSFERABILITY.

                  Share Appreciation Rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by a Participant's last will and testament or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Share Appreciation Rights contrary to the provisions of this Plan, or upon the levy of any attachment or similar process upon the Share Appreciation Rights or upon a Participant's beneficial rights to such Share Appreciation Rights, the Share Appreciation Rights and such rights shall, at the election of the Committee, in its discretion, cease and terminate immediately.

8.3               BENEFICIARY DESIGNATION.

                  Each Participant under the Plan may, subject to compliance with applicable laws, name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Participant's death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

8.4               COMPLIANCE WITH STATUTES AND REGULATIONS.

                  The granting of Share Appreciation Rights and the purchase of Common Shares by the Trustee under this Plan upon the vesting of such Share Appreciation Rights shall be carried out in compliance with applicable law, including, without limitation, the rules, regulations and by-laws of the Toronto Stock Exchange, the New York Stock Exchange, the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations (including Rule 10b-5) promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines in its discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of a Share Appreciation Right or the purchase or delivery of Common Shares under this Plan, no Share Appreciation Right may be granted and no Common Shares may be purchased or delivered unless that action shall have been completed in a manner satisfactory to the Committee.

8.5               NO RIGHT TO EMPLOYMENT.

                  Nothing contained in this Plan or in any Share Appreciation Right granted under this Plan shall confer upon any person any rights to continued employment with or service as a director of an Employer or interfere in any way with the rights of an Employer in connection with the employment or termination of employment or service as a director of any such person.

8.6               PARTICIPATION.

                  No employee or director of an Employer shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

8.7               OBLIGATION TO WITHHOLD.

         (a) If, for any reason whatsoever, an Employer becomes obligated to withhold and/or remit to any applicable tax authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the Company or such Subsidiary shall provide written notice of such obligation to the Participant and shall make the necessary arrangements, as acceptable to the Company or such Subsidiary, in connection with the amount that must be withheld and/or remitted.

         (b) If, for any reason whatsoever, the Company or any of its Subsidiaries becomes obligated to make any tax payment or primary Class 1 national insurance contribution in the United Kingdom in respect of the acquisition of Common Shares by a Participant pursuant to this Plan (the "UK TAX LIABILITY") or otherwise in relation to the Common Shares so acquired then, by virtue of his or her participation in the Plan, each Participant acknowledges that the applicable Employer shall be entitled to recover all such amounts from the Participant by deduction, withholding or by any means whatsoever. For the avoidance of doubt, the applicable Employer (or an agent instructed by such Employer) shall be entitled to retain, out of the aggregate number of Common Shares to which the Participant would otherwise be entitled pursuant to the Plan, and sell as agent for the Participant such number of Common Shares as in the opinion of the Employer will realise an amount equivalent to the UK Tax Liability and to pay such proceeds to the appropriate Employer to reimburse it for the UK Tax Liability. The Company may also require a Participant to enter into a taxation agreement contained within the agreement granting Share Appreciation Rights to the Participant.

8.8               RIGHT TO AMEND AND TERMINATE.

                  Except as restricted by Section 8.9 and subject to applicable laws and regulations of governmental authorities and applicable stock exchanges
(i) the Committee or the Board may amend any provisions of the Plan at any time, and (ii) the Committee or the Board may terminate the Plan at any time, in either case in their discretion. If the Plan is so terminated, no further Share Appreciation Rights shall be granted but the Share Appreciation Rights then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

8.9               RESTRICTIONS.

                  Notwithstanding Section 8.8, no such amendment or termination of the Plan shall divest any Participant of his or her existing rights under the Plan with respect to any Share Appreciation Rights previously granted to such Participant without the prior written consent of the Participant.

8.10              GOVERNING LAW.

                  The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

8.11              LANGUAGE.

                  The Company states its express wish that this Plan and all documents related thereto be drafted in the English language only; la societe a par les presentes exprime sa volonte expresse que ce regime, de meme que tous les documents y afferents, soient rediges en anglais seulement.

8.12              SUBJECT TO APPROVAL.

                  The Plan is adopted subject to the approval, if required, of the Toronto Stock Exchange, The New York Stock Exchange and the shareholders of the Company and any other required regulatory or stock exchange approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

                  NOW THEREFORE, this Plan is hereby adopted as of the effective date described in Section 1.2.


                                             COTT CORPORATION

                                             Per: /s/ Mark Halperin
                                                  ------------------------------
                                                  Mark Halperin
                                                  Senior Vice President, General
                                                  Counsel & Secretary

                                             Per:
                                                  ------------------------------

                                   SCHEDULE 1

                                    AGREEMENT

                  This agreement is entered into this ___ day of ____________, between Cott Corporation (the "COMPANY") and __________________ (the "PARTICIPANT") pursuant to the Company's Share Appreciation Rights Plan (the "PLAN").

                  Pursuant to the Plan and in consideration of services provided to the Company or its subsidiaries by the Participant, the Company agrees to grant share appreciation rights ("SHARE APPRECIATION RIGHTS") to the Participant in accordance with the terms of the Plan. The grant of the Share Appreciation Rights are confirmed by the Grant Confirmation attached to this agreement.

                  The granting and vesting of the Share Appreciation Rights are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this agreement.

                  This agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

                  By executing this agreement, the Participant confirms and acknowledges that he or she has not been induced to enter into this agreement or acquire any Share Appreciation Rights by expectation of employment or continued employment with the Company or its subsidiaries.


                  If you are a UK Participant, by executing this agreement, you agree with the Company (for itself and on behalf of any of its Subsidiaries) that the Company (or whichever other Subsidiary is the secondary contributor in respect of you for the purposes of national insurance contributions) may recover from you (by deduction or otherwise) an amount equal to any secondary Class 1 contributions payable in respect of the acquisition by you of any Common Shares pursuant to the Plan, together with any income tax and primary Class 1 contributions due under the Pay As You Earn system in respect of any Common Shares acquired by you pursuant to the Plan.


                                    }
IN WITNESS WHEREOF                  }     COTT CORPORATION
                                    }
                                    }     Per:
                                    }          ---------------------------------
                                    }
                                    }     Per:
                                    }          ---------------------------------
                                    }
                                    }
-------------------------------     }          ---------------------------------
Witness                             }          Participant

                                   SCHEDULE 2

                               GRANT CONFIRMATION



TO:               o
                  ("PARTICIPANT")


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                  Pursuant to the Share Appreciation Rights Plan (the "PLAN")
adopted by Cott Corporation (the "COMPANY") and an agreement between the Company and the Participant dated _________, 20__, the Company confirms the grant to the Participant of __________________ share appreciation rights ("SHARE APPRECIATION RIGHTS"). The "FAIR MARKET VALUE" (as defined in the Plan) of one common share of the Company on this date of grant is $___________.

                  Except as otherwise provided in Sections 5.2 and 5.3 of the Plan, the Share Appreciation Rights shall vest on the third anniversary of the date hereof.

                  The granting and vesting of these Share Appreciation Rights are subject to the terms and conditions of the Plan.


                  DATED this          day of          , 20   .
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                                              COTT CORPORATION



                                              Per:
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                                              Per:
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